Exhibit 99.1

For Immediate Release

Red Robin Gourmet Burgers Announces Management Additions

GREENWOOD VILLAGE, Colo. – (BUSINESS WIRE) – June 22, 2005 – Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB), the casual dining company that serves up fun, feel-good experiences by offering its guests an imaginative selection of high-quality gourmet burgers and innovative menu items in a family-friendly environment, today announced that Katherine L. Scherping has been appointed chief financial officer and Emily D. Rusnak has been appointed vice president of human resources. James P. McCloskey, the former chief financial officer, will continue to serve as a senior vice president.

“We are excited to welcome Katie and Emily to Red Robin and look forward to benefiting from their well established credentials and experience. We believe that through a variety of leadership roles, both have honed the necessary skills to manage and enhance our finance and human resources functions. As we continue to aggressively grow our concept nationwide, we are gratified to be adding such qualified individuals to our management team, and wish Katie and Emily the very best in their new roles,” said Mike Snyder, Red Robin president, chairman and CEO.

Mr. Snyder continued, “Jim’s role as senior vice president of Red Robin reflects his increasing responsibilities outside of finance, as well as recognition for the outstanding contributions he has made as our CFO.”

Ms. Scherping has more than twenty years of finance, accounting and managerial experience. She was most recently the corporate controller of Policy Studies, Inc., a provider of outsourcing, technology, and consulting services for health, human services and justice organizations. Prior to that, she served as chief financial officer and treasurer of Tanning Technology Corporation, a computer systems consulting professional services firm. Ms. Scherping had previously held financial and accounting positions with AT&T Broadband & Internet Services, ADT Security Services Inc., Alert Centre Inc., and Arthur Andersen & Co. She holds a bachelor’s of science degree in accounting from Northern Illinois University, and is a CPA.

Prior to joining Red Robin, Ms. Rusnak served as vice president of human resources for the University of Colorado Foundation. In addition, she previously provided human resources consulting services for the Mountain States Employers Council, and also served as a human resources manager for Coors Brewing Company. Ms Rusnak has over fifteen years of experience working in the restaurant industry, including more than ten years in senior level human resources positions. She has previously served as vice president of human resources at Rock Bottom Restaurants, Inc. and as director of human resources and training at Concept Restaurants, a full service multi-concept restaurant group that operated Old Chicago, Woody’s Woodfired Pizza and other restaurant concepts.

About Red Robin Gourmet Burgers, Inc.

Red Robin Gourmet Burgers (www.redrobin.com) is a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens. Red Robin serves gourmet burgers in a variety of recipes with bottomless fries, as well as many other items including salads, soups, appetizers, entrees, desserts, and its signature Mad Mixology® specialty beverages. There are more than 270 Red Robin locations across the United States and Canada, including both company-owned locations and those operated under franchise or license agreements.

Forward-Looking Statements

The references in this press release to our plan to grow the Red Robin concept nationwide and to the expected contributions of our new officers are forward-looking statements. All forward-looking statements included in this press release are based on information available to us on the date hereof and speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to achieve and manage our planned expansion; the cost and availability of capital in the future; the ability of our franchisees to open and manage new restaurants; our franchisees’ adherence to our practices, policies and procedures; the continued service of key management personnel; our ability to protect our name and logo and other proprietary information; changes in consumer preferences, general economic conditions or consumer discretionary spending; health concerns about our food products and food preparation; our ability to attract, motivate and retain qualified team members; the effect of competition in the restaurant industry; and other risk factors described from time to time in SEC reports filed by Red Robin.

For further information contact:

Don Duffy

Integrated Corporate Relations

203-682-8200

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